Riley Permian Announces Closing of New Mexico Acquisition OKLAHOMA CITY, OK, July 2, 2025 /PRNewswire/ -- Riley Exploration Permian, Inc. (NYSE American: REPX) ("Riley Permian") completed on July 1, 2025 its previously announced acquisition of Silverback Exploration II, LLC, which owns oil and gas assets located in Eddy County, New Mexico. About Riley Exploration Permian, Inc. Riley Permian is a growth-oriented, independent oil and natural gas company focused on the acquisition, exploration, development and production of oil, natural gas, and natural gas liquids. For more information please visit www.rileypermian.com. Investor Contact: Rick D’Angelo 405-438-0126 IR@rileypermian.com